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                                                                    EXHIBIT 99.2

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

                                    CONSENT
                                       OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
The Ackerley Group, Inc.
1301 Fifth Avenue
Suite 4000
Seattle, WA 96101

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated October 5, 2001, to the Board of Directors of The Ackerley Group, Inc. (the "Company") as Appendix C to the Registration Statement on Form S-4, dated November 29, 2001 (the "Registration Statement") of Clear Channel Communications, Inc. ("Clear Channel") relating to the proposed merger involving the Company and Clear Channel, and references thereto in such Registration Statement under the captions "SUMMARY -- Opinion of Ackerley Group's Financial Advisor" and "THE MERGER -- Opinion of Ackerley Group's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ Credit Suisse First Boston Corporation
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CREDIT SUISSE FIRST BOSTON CORPORATION


November 29, 2001